[Norwest Equipment Finance Logo]                                   MASTER LEASE

Norwest Equipment Finance, Inc.
Investors Building, Suite 300
733 Marquette Avenue
Minneapolis, MN 55479-2048


                          Master Lease Number 7313 dated as of December 28, 1998


Name and Address of Lessee:
PLM International, Inc.
One Market Plaza
Steuart Tower, Suite #800
San Francisco, CA  94105-1301

Master Lease Provisions

1. LEASE. Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease from Lessor, the personal property described in a Supplement or Supplements to this Master Lease from time to time signed by Lessor and Lessee upon the terms and conditions set forth herein and in the related Supplement (such property together with all replacements, repairs, and additions incorporated therein or affixed thereto being referred to herein as the "Equipment"). The lease of the items described in a particular Supplement shall be considered a separate lease pursuant to the terms of the Master Lease and the Supplement the same as if a single lease agreement containing such terms had been executed covering such items.

2. TERM. The term of this lease with respect to each item of Equipment shall begin on the date it is accepted by Lessee and shall continue for the number of consecutive months from the rent commencement date shown in the related Supplement (the "initial term") unless earlier terminated as provided herein or unless extended automatically as provided below in this paragraph. The rent commencement date is the 15th day of the month in which all of the items of Equipment described in the related Supplement have been delivered and accepted by Lessee if such delivery and acceptance is completed on or before the 15th of such month, and the rent commencement date is the last day of such month if such delivery and acceptance is completed during the balance of such month. In the event Lessee executes the related Supplement prior to delivery and acceptance of all items of Equipment described therein, Lessee agrees that the rent commencement date may be left blank when Lessee executes the related Supplement and hereby authorizes Lessor to insert the rent commencement date based upon the date appearing on the delivery and acceptance certificate signed by Lessee with respect to the last item of Equipment to be delivered. AUTOMATIC EXTENSION. Lessee or Lessor may terminate this lease at the expiration of the initial term by giving the other at least 90 days prior written notice of termination. If neither Lessee nor Lessor gives such notice, then the term of this lease shall be extended automatically on the same rental and other terms set forth herein (except that in any event rent during any extended term shall be payable in the amounts and at the times provided in paragraph 3) for successive periods of one month until terminated by either Lessee or Lessor giving the other at least 90 days prior written notice of termination.

3. RENT. Lessee shall pay as basic rent for the initial term of this lease the amount shown in the related Supplement as Total Basic Rent. The Total Basic Rent shall be payable in installments each in the amount of the basic rental payment set forth in the related Supplement plus sales and use tax thereon. Lessee shall pay advance installments and any security deposit, each as shown in the related Supplement, on the date it is executed by Lessee. Subsequent installments shall be payable on the first day of each rental payment period shown in the related Supplement beginning after the first rental payment period; provided, however, that Lessor and Lessee may agree to any other payment schedule, including irregular payments or balloon payments, in which event they shall be set forth in the space provided in the Supplement for additional provisions. If the actual cost of the Equipment is more or less than the Total Cost as shown in the Supplement, the amount of each installment of rent will be adjusted up or down to provide the same yield to Lessor as would have been obtained if the actual cost had been the same as the Total Cost. Adjustments of 10% or less may be made by written notice from Lessor to Lessee. Adjustments of more than 10% shall be made by execution of an amendment to the Supplement reflecting the change in Total Cost and rent. During any extended term of this lease, basic rent shall be payable monthly in advance on the first day of each month during such extended term in the amount equal to the basic rental payment set forth in the related Supplement if rent is payable monthly during the initial term or in an amount equal to the monthly equivalent of the basic rental payment set forth in the related Supplement if rent is payable other than monthly during the initial term. In addition, Lessee shall pay any applicable sales and use tax on rent payable during any extended term. In addition to basic rent, which is payable only from the rent commencement date as provided above, Lessee agrees to pay interim rent with respect to each separate item of Equipment covered by a particular Supplement from the date it is delivered and accepted to the rent commencement date at a daily rate equal to the percentage of Lessor's cost of such item specified in such Supplement. Interim rent accruing each calendar month shall be payable by the 10th day of the following month and in any event on the rent commencement date. Lessee agrees that if all of the items of Equipment covered by such Supplement have not been delivered and accepted thereunder before the date specified as the Cutoff Date in such Supplement, Lessee shall purchase from Lessor the items of Equipment then subject to the lease within five days after Lessor's request to do so for a price equal to Lessor's cost of such items plus all accrued but unpaid interim rent thereon. Lessee shall also pay any applicable sales and use tax on such sale.

4. SECURITY DEPOSIT. Lessor may apply any security deposit toward any obligation of Lessee under this lease, and shall return any unapplied balance to Lessee without interest upon satisfaction of Lessee's obligations hereunder.

5. WARRANTIES. Lessee agrees that it has selected each item of Equipment based upon its own judgment and disclaims any reliance upon any statements or representations made by Lessor. LESSOR MAKES NO WARRANTY WITH RESPECT TO THE EQUIPMENT, EXPRESS OR IMPLIED, AND LESSOR SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE AND ANY LIABILITY FOR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OF OR THE INABILITY TO USE THE EQUIPMENT. Lessee agrees to make the rental and other payments required hereunder without regard to the condition of the Equipment and to look only to persons other than Lessor such as the manufacturer, vendor or carrier thereof should any item of Equipment for any reason be defective. So long as no Event of Default has occurred and is continuing, Lessor agrees, to the extent they are assignable, to assign to Lessee, without any recourse to Lessor, any warranty received by Lessor.

6. TITLE. Title to the Equipment shall at all times remain in Lessor, and Lessee at its expense shall protect and defend the title of Lessor and keep it free of all claims and liens other than the rights of Lessee hereunder and claims and liens created by or arising through Lessor. The Equipment shall remain personal property regardless of its attachment to realty, and Lessee agrees to take such action at its expense as may be necessary to prevent any third party from acquiring any interest in the Equipment as a result of its attachment to realty.

7. LAWS AND TAXES. Lessee shall comply with all laws and regulations relating to the Equipment and its use and shall promptly pay when due all sales, use, property, excise and other taxes and all license and registration fees now or hereafter imposed by any governmental body or agency upon the Equipment or its use or the rentals hereunder. Upon request by Lessor, Lessee shall prepare and file all tax returns relating to taxes for which Lessee is responsible hereunder which Lessee is permitted to file under the laws of the applicable taxing jurisdiction.

8. INDEMNITY. Lessee hereby indemnifies Lessor against and agrees to save Lessor harmless from any and all liability and expense arising out of the ordering, ownership, use, condition, or operation of each item of Equipment during the term of this lease, including liability for death or injury to persons, damage to property, strict liability under the laws or judicial decisions of any state or the United States, and legal expenses in defending any claim brought to enforce any such liability or expense.

9. ASSIGNMENT. WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, LESSEE WILL NOT SELL, ASSIGN, SUBLET, PLEDGE, OR OTHERWISE ENCUMBER OR PERMIT A LIEN ARISING THROUGH LESSEE TO EXIST ON OR AGAINST ANY INTEREST IN THIS LEASE OR THE EQUIPMENT, or remove the Equipment from its location referred to above. Lessor may assign its interest in this lease and sell or grant a security interest in all or any part of the Equipment without notice to or the consent of Lessee. Lessee agrees not to assert against any assignee of Lessor any claim or defense Lessee may have against Lessor.

10. INSPECTION. Lessor may inspect the Equipment at any time and from time to time during regular business hours.

11. REPAIRS. Lessee will use the Equipment with due care and for the purpose for which it is intended. Lessee will maintain the Equipment in good repair, condition and working order and will furnish all parts and services required therefor, all at its expense, ordinary wear and tear excepted. Lessee shall, at its expense, make all modifications and improvements to the Equipment required by law, and shall not make other modifications or improvements to the Equipment without the prior written consent of Lessor. All parts, modifications and improvements to the Equipment shall, when installed or made, immediately become the property of Lessor and part of the Equipment for all purposes.

12. LOSS OR DAMAGE. In the event any item of Equipment shall become lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit for use for any reason, or in the event of condemnation or seizure of any item of Equipment, Lessee shall promptly pay Lessor the sum of (a) the amount of all rent and other amounts payable by Lessee hereunder with respect to such item due but unpaid at the date of such payment plus (b) the amount of all unpaid rent with respect to such item for the balance of the term of this lease not yet due at the time of such payment discounted from the respective dates installment payments would be due at the rate implicit in the schedule of rental payments when applied to the cost of such item plus (c) 10% of the cost of such item as shown in the related Supplement. Upon payment of such amount to Lessor, such item shall become the property of Lessee, Lessor will transfer to Lessee, without recourse or warranty, all of Lessor's right, title and interest therein, the rent with respect to such item shall terminate, and the basic rental payments on the remaining items shall be reduced accordingly. Lessee shall pay any sales and use taxes due on such transfer. Any insurance or condemnation proceeds received shall be credited to Lessee's obligation under this paragraph and Lessor shall be entitled to any surplus.

13. INSURANCE. Lessee shall obtain and maintain on or with respect to the Equipment at its own expense (a) liability insurance insuring against liability for bodily injury and property damage with a minimum limit of $500,000 combined single limit and (b) physical damage insurance insuring against loss or damage to the Equipment in an amount not less than the full replacement value of the Equipment. Lessee shall furnish Lessor with a certificate of insurance evidencing the issuance of a policy or policies to Lessee in at least the minimum amounts required herein naming Lessor as an additional insured thereunder for the liability coverage and as loss payee for the property damage coverage. Each such policy shall be in such form and with such insurers as may be satisfactory to Lessor, and shall contain a clause requiring the insurer to give to Lessor at least 10 days prior written notice of any alteration in the terms of such policy or the cancellation thereof, and a clause specifying that no action or misrepresentation by Lessee shall invalidate such policy. Lessor shall be under no duty to ascertain the existence of or to examine any such policy or to advise Lessee in the event any such policy shall not comply with the requirements hereof.

14. RETURN OF THE EQUIPMENT. Upon the expiration or earlier termination of this lease, Lessee will immediately deliver the Equipment to Lessor in the same condition as when delivered to Lessee, ordinary wear and tear excepted, at such location within the continental United States as Lessor shall designate. Lessee shall pay all transportation and other expenses relating to such delivery.

15. ADDITIONAL ACTION. Lessee will promptly execute and deliver to Lessor such further documents and take such further action as Lessor may request in order to carry out more effectively the intent and purpose of this lease, including the execution and delivery of appropriate financing statements to protect fully Lessor's interest hereunder in accordance with the Uniform Commercial Code or other applicable law. Lessee will furnish, from time to time on request, a copy of Lessee's latest annual balance sheet and income statement.

16. LATE CHARGES. If any installment of interim rent or basic rent is not paid when due, Lessor may impose a late charge of up to 5% of the amount of the installment but in any event not more than permitted by applicable law. Payments thereafter received shall be applied first to delinquent installments and then to current installments.

17. DEFAULT. Each of the following events shall constitute an "Event of Default" hereunder: (a) Lessee shall fail to pay when due any installment of interim rent or basic rent; (b) Lessee shall fail to observe or perform any other agreement to be observed or performed by Lessee hereunder and the continuance thereof for 10 calendar days following written notice thereof by Lessor to Lessee; (c) Lessee or any guarantor of this lease or any partner of Lessee if Lessee is a partnership shall cease doing business as a going concern or make an assignment for the benefit of creditors; (d) Lessee or any guarantor of this lease or any partner of Lessee if Lessee is a partnership shall voluntarily file, or have filed against it involuntarily, a petition for liquidation, reorganization, adjustment of debt, or similar relief under the federal Bankruptcy Code or any other present or future federal or state bankruptcy or insolvency law, or a trustee, receiver, or liquidator shall be appointed of it or of all or a substantial part of its assets; (e) any individual Lessee, guarantor of this lease, or partner of Lessee if Lessee is a partnership shall die; (f) any financial or credit information submitted by or on behalf of Lessee shall prove to have been false or materially misleading when made; (g) an event of default shall occur under any other obligation Lessee owes to Lessor; (h) any indebtedness Lessee may now or hereafter owe to Any affiliate of Lessor shall be accelerated following a default thereunder or, if any such indebtedness is payable on demand, payment thereof shall be demanded; (i) if Lessee is a corporation, more than 50% of the shares of voting stock of Lessee shall become owned by a shareholder or shareholders who were not owners of voting stock of Lessee on the date this lease begins or, if Lessee is a partnership, more than 50% of the partnership interests in the Lessee shall become owned by a partner or partners who were not partners of Lessee on the date this lease begins; and
(j) Lessee shall consolidate with or merge into, or sell or lease all or substantially all of its assets to, any individual, corporation, or other entity.

18. REMEDIES. Lessor and Lessee agree that Lessor's damages suffered by reason of an Event of Default are uncertain and not capable of exact measurement at the time this lease is executed because the value of the Equipment at the expiration of this lease is uncertain, and therefore they agree that for purposes of this paragraph 18 "Lessor's Loss" as of any date shall be the sum of the following:
(1) the amount of all rent and other amounts payable by Lessee hereunder due but unpaid as of such date plus (2) the amount of all unpaid rent for the balance of the term of this lease not yet due as of such date discounted from the respective dates installment payments would be due at the rate of 5% per annum plus (3) 10% of the cost of the Equipment subject to this lease as of such date. Upon the occurrence of an Event of Default and at any time thereafter, Lessor may exercise any one or more of the remedies listed below as Lessor in its sole discretion may lawfully elect; provided, however, that upon the occurrence of an Event of Default specified in paragraph 17(d), an amount equal to Lessor's Loss as of the date of such occurrence shall automatically become and be immediately due and payable without notice or demand of any kind. a) Lessor may, by written notice to Lessee, terminate this lease and declare an amount equal to Lessor's Loss as of the date of such notice to be immediately due and payable, and the same shall thereupon be and become immediately due and payable without further notice or demand, and all rights of Lessee to use the Equipment shall terminate but Lessee shall be and remain liable as provided in this paragraph 18. Lessee shall at its expense promptly deliver the Equipment to Lessor at a location or locations within the continental United States designated by Lessor. Lessor may also enter upon the premises where the Equipment is located and take immediate possession of and remove the same with or without instituting legal proceedings.
b) Lessor may proceed by appropriate court action to enforce performance by Lessee of the applicable covenants of this lease or to recover, for breach of this lease, Lessor's Loss as of the date Lessor's Loss is declared due and payable hereunder; provided, however, that upon recovery of Lessor's Loss from Lessee in any such action without having to repossess and dispose of the Equipment, Lessor shall transfer the Equipment to Lessee at its then location upon payment of any additional amount due under clauses (d) and (e) below. c) In the event Lessor repossesses the Equipment, Lessor shall either retain the Equipment in full satisfaction of Lessee's obligation hereunder or sell or lease each item of Equipment in such manner and upon such terms as Lessor may in its sole discretion determine. The proceeds of such sale or lease shall be applied to reimburse Lessor for Lessor's Loss and any additional amount due under clauses (d) and (e) below. Lessor shall be entitled to any surplus and Lessee shall remain liable for any deficiency. For purposes of this subparagraph, the proceeds of any lease of all or any part of the Equipment by Lessor shall be the amount reasonably assigned by Lessor as the cost of such Equipment in determining the rent under such lease. d) Lessor may recover interest on the unpaid balance of Lessor's Loss from the date it becomes payable until fully paid at the rate of the lesser of 8% per annum or the highest rate permitted by law. e) Lessor may exercise any other right or remedy available to it by law or by agreement, and may in any event recover legal fees and other expenses incurred by reason of an Event of Default or the exercise of any remedy hereunder, including expenses of repossession, repair, storage, transportation, and disposition of the Equipment. If any Supplement is deemed at any time to be a lease intended as security, Lessee grants Lessor a security interest in the Equipment to secure its obligations under this lease and all other indebtedness at any time owing by Lessee to Lessor and agrees that upon the occurrence of an Event of Default, in addition to all of the other rights and remedies available to Lessor hereunder, Lessor shall have all of the rights and remedies of a secured party under the Uniform Commercial Code.. No remedy given in this paragraph is intended to be exclusive, and each shall be cumulative but only to the extent necessary to permit Lessor to recover amounts for which Lessee is liable hereunder. No express or implied waiver by Lessor of any breach of Lessee's obligations hereunder shall constitute a waiver of any other breach of Lessee's obligations hereunder.

19. NOTICES. Any written notice hereunder to Lessee or Lessor shall be deemed to have been given when delivered personally or deposited in the United States mails, postage prepaid, addressed to recipient at its address set forth above or at such other address as may be last known to the sender.

20. NET LEASE AND UNCONDITIONAL OBLIGATION. This lease is a completely net lease and Lessee's obligation to pay rent and amounts payable by Lessee under paragraphs 12 and 18 is unconditional and not subject to any abatement, reduction, setoff or defense of any kind.

21. NON-CANCELABLE LEASE. This lease cannot be canceled or terminated except as expressly provided herein.

22. SURVIVAL OF INDEMNITIES. Lessee's obligations under paragraphs 7, 8, and 18 shall survive termination or expiration of this lease.

23. COUNTERPARTS. There shall be but one counterpart of the Master Lease and of each Supplement and such counterpart will be marked "Original." To the extent that any Supplement constitutes chattel paper (as that term is defined by the Uniform Commercial Code), a security interest may only be created in the Supplement marked "Original."

24. MISCELLANEOUS. This Master Lease and related Supplement(s) constitute the entire agreement between Lessor and Lessee and may be modified only by a written instrument signed by Lessor and Lessee. Any provision of this lease which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions of this lease, and any such unenforceability in any jurisdiction shall not render unenforceable such provision in any other jurisdiction. If this lease shall in all respects be governed by, and construed in accordance with, the substantive laws of the State of Minnesota. In the event there is more than one Lessee named herein or in any Supplement, the obligations of each shall be joint and several.

Lessor:  Norwest Equipment Finance, Inc.     PLM International, Inc., Lessee

By: /s/ Lisa K. Lenton                       /s/ J. Michael Allgood
     -------------------------------         ----------------------------------
     Lisa K. Fenton                          J. Michael Allgood
    Assistant Vice President                 Vice President & CFO

[Norwest Equipment Finance Logo]                      SUPPLEMENT TO MASTER LEASE

Norwest Equipment Finance, Inc.
Investors Building, Suite 300
733 Marquette Avenue
Minneapolis, MN 55479-2048


                     Supplement Number 7313-100 dated as of December 28, 1998 to Master Lease Number 7313 dated as of December 28, 1998

Name and Address of Lessee:
PLM International, Inc.
One Market Plaza
Steuart Tower, Suite #800
San Francisco, CA  94105-1301

--------------------------------------------------------------------------------
This is a Supplement to the Master Lease identified above between Lessor and Lessee (the "Master Lease"). Upon the execution and delivery by Lessor and Lessee of this Supplement, Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease from Lessor, the equipment described below upon the terms and conditions of this Supplement and the Master Lease. All terms and conditions of the Master Lease shall remain in full force and effect except to the extent modified by this Supplement. This Supplement and the Master Lease as it relates to this Supplement are hereinafter referred to as the "Lease".

Equipment Description:
14-1999 Great Dane 36-Ft. Reefer Trailers
25-1999 Utility 53-Ft. Reefer Trailers
5-1999 Kidron 28-Ft. Reefer Trailers
6-1999 Trailmobile 48-Ft. Reefer Trailers
16-1999 Utility 48-Ft. Reefer Trailers
2-1999 Great Dane 48-Ft. Reefer Trailers

Equipment Location:   One Market Plaza, San Francisco, CA  94105-1301

                            SUMMARY OF PAYMENT TERMS

Initial Term in Months:   84            Total Cost:   $2,862,840.00

Payment Frequency:  Monthly             Total Basic Rent:  $2,860,869.48


Basic Rental Payment:  $34,057.97       Interim Rent Daily Rate:  N/A
plus applicable sales and use tax

Number of Installments:   84            Interim Rent Cutoff Date:  N/A

Advance Payments:  First                Security Deposit:   N/A
                   due on signing this Lease


Terminal Rental Adjustment Clause (TRAC): In accordance with Section 7701(h) of the Internal Revenue Code of 1986, under penalty of perjury, Lessee hereby certifies that it intends that more than 50% of the use of the Equipment is to be in a trade or business of Lessee. Lessor and Lessee hereby agree that at the expiration of the initial term of the Lease according to its original terms (and not early on account of default or otherwise) the Equipment will be sold by the Lessor (or by an agent of Lessor). The proceeds of sale (the "Proceeds") shall be distributed as follows:

1. First, to reimburse Lessor or its agent for the cost of putting the Equipment in a condition to be sold, sales commissions, legal fees, expenses or repossession and all other expenses of sale.

2. Second, the balance to Lessor up to an amount equal to 25.00% of the original cost of the Equipment.

3. Third, the balance, if any, to Lessee as an adjustment to rent previously paid by Lessee to Lessor pursuant to the Lease.

In the event the Proceeds are less than the sum of item 1 plus item 2 above, the Lessee shall pay to the Lessor the deficiency as additional rent pursuant to the Lease but in any event not more than 25.00% of the original cost of the Equipment.

Any amount paid to or by the Lessee pursuant to this Addendum shall be the "Terminal Rental Adjustment".

To be consistent with the Terminal Rental Adjustment, Lessor and Lessee hereby amend paragraphs 12 and 18 of the Lease (relating to casualty and default) by amending the figure "10%" where it appears therein to "25.00%".

In addition, the second paragraph of paragraph 2 of the Lease relating to automatic extension is hereby deleted. Lessee acknowledges that it has been advised that it will not be treated as the owner of the Equipment for federal income tax purposes.


Lessor:  Norwest Equipment Finance, Inc.      PLM International, Inc., Lessee

By: /s/ Lisa K. Lenton                        /s/ J. Michael Allgood
     -------------------------------          ---------------------------------
     Lisa K. Fenton                           J. Michael Allgood
    Assistant Vice President                  Vice President & CFO


December 31, 1998
----------------------------------------
Rent Commencement Date

                               Amendment No. 1 to
                 Master Lease dated December 28, 1998 ("Lease")
                                     Between
                       PLM International, Inc. ("Lessee")
                                       And
                   Norwest Equipment Finance, Inc. ("Lessor")


Lessor and Lessee hereby agree to amend the Lease as follows:

1. Paragraph 6 is amended by adding the following to the end thereof: For administrative convenience and as an accommodation to Lessee, Lessor agrees that Lessee may be named as owner on certificate of titles for the Equipment.

2.   Paragraph  9 is  amended  by  adding  the  following  to the  end  thereof:
     Notwithstanding anything to the contrary in this paragraph 9, Lessee may, from time to time sublet, the Equipment without the prior consent of Lessor, provided however that Lessee shall remain fully obligated to Lessor under this Lease and the term of the sublease shall not extend beyond the term of the Lease.

3. The last sentence of paragraph 12 is amended to read: Any insurance or condemnation proceeds received shall be credited to Lessee's obligation under this paragraph and Lessee shall be entitled to any surplus.

4. Except as modified herein, the terms and conditions of the Lease remain the same.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment this 30th day of December, 1998.

Norwest Equipment Finance, Inc.         PLM International, Inc.

By:/s/ Lisa K. Lenton                   By: /s/ J. Michael Allgood
     ------------------------------        ----------------------------------
     Lisa K. Lenton                        J. Michael Allgood

Its: Assistant Vice President              Its:Vice President and CFO

                ADDENDUM NO. 2 TO MASTER LEASE AGREEMENT NO. 7313


This Addendum is made and entered into as of the 28th day of December, 1998 with reference to that certain Master Lease No. 7313, dated as of December 28, 1998, (herein referred to as the "Lease") between Norwest Equipment Finance, Inc. ("Norwest") and PLM International, Inc. ("Lessee").

WHEREAS, Lessee desires to lease from Norwest the Equipment specified in the Lease, and,

WHEREAS, Norwest, as a condition precedent to entering into the Lease and delivering the Equipment, requires Lessee's affiliate TEC Acquisub, Inc. to execute the Lease and related documents as a co-lessee with joint and several liability for all of the obligations of the Lessee under the Lease.

NOW THEREFORE, in consideration for Norwest's agreement to enter into the Lease, deliver the Equipment provided for therein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Norwest, PLM International, Inc.
and TEC Acquisub, Inc. agree as follows:

1. Effective as of the date of this Addendum, TEC Acquisub, Inc. shall be deemed a co-lessee with PLM International, Inc. for all of the duties and obligations of the "Lessee" under the Lease with the same force and effect as if TEC Acquisub, Inc. had executed the Lease as "Lessee."

2. From and after the date of this Addendum, all references in the Lease to "Lessee" shall be deemed to refer to PLM International, Inc. and TEC Acquisub, Inc., jointly and severally. Except as otherwise provided herein, any capitalized terms used in this Addendum and not otherwise defined shall have the meanings set forth in the Lease. The Lease shall continue in full force and effect as supplemented and amended hereby.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first indicated above.

LESSOR:  Norwest Equipment                  LESSEE:  PLM International, Inc.
                 Finance, Inc.



By:  /s/ Lisa K. Lenton                     By:   /s/ J. Michael Allgood
       ---------------------------------          ------------------------------
       Lisa K. Lenton                             J. Michael Allgood
Its:  Assistant Vice President              Its : Vice President and CFO

                                            LESSEE:  TEC Acquisub, Inc.



                                            By: /s/ J. Michael Allgood
                                                --------------------------------
                                                J. Michael Allgood
                                           Its: Vice President and CFO